Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676, 333-113678, 333-124499, 333-134137 and 333-134141) and Form S-3 (Nos. 333-124123, 333-137991 and 333-139998)  of LogicVision, Inc. of our report dated March 9, 2007 relating to the financial statements and financial statement schedule as of and for the year ended December 31, 2006, which appears in this Form 10-K.

/s/ BURR, PILGER & MAYER LLP

Burr, Pilger & Mayer LLP
Palo Alto, California
March 9, 2007